SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Item 5. Other Events and Required FD Disclsosure

On July 7, 2004, United PanAm Financial Corp. (the “Registrant” or the “Company”) announced that Ray Thousand has been appointed Chief Executive Officer of the Company.

The Company also announced that it and its wholly-owned subsidiary Pan American Bank FSB (the “Bank”), have signed definitive agreements to sell the remaining three branches of the Bank. Upon completion of these transactions, the Bank will no longer have any retail bank branches. The sale of the branches is executing a key element of the Company’s strategic plan to shift the funding source of its business to the public capital markets and reduce reliance on insured deposits and, ultimately, to exit the Bank’s federal thrift charter. The transactions are expected to close during the third quarter of 2004, subject to regulatory approval and satisfaction of other conditions to closing set forth in the agreements.

Except as provided in Item 9 below, the press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 7, 2004 regarding management changes and the sale of three Bank branches.

Item 9. Regulation FD Disclosure

The paragraphs of the press release containing quotes are not filed but are furnished pursuant to Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PANAM FINANCIAL CORP.

Date: July 7, 2004	By	/s/ Ray C. Thousand
Ray C. Thousand
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 7, 2004 regarding management changes and the sale of three Bank branches.

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